                                                                    EXHIBIT 10.9

                                                          Agreement No._________
                                                          ----------------------
---------------
 Revenue Stamp

 (Yen)4000
---------------


     Note: Portions of this Exhibit have been omitted pursuant to a request for confidential treatment filed with the SEC under Rule 406. The omitted confidential material has been confidentially submitted separately with the SEC.

            Basic Agreement on Continual Sale and Purchase of Goods

                                 (Translation)



     October 1, 1999



                                                  Seller:

                                                  Trend Micro Incorporated

                                                  Odakyu Southern Tower 10F
                                                  2-2-1 Yoyogi
                                                  Shibuya-ku, Tokyo

                                                  Representative Director

                                                  Chang Ming Jang


                                                  Buyer:

                                                  SOFTBANK COMMERCE CORP.

                                                  24-1 Nihonbashi-Hakozaki-cho
                                                  Chuo-ku, Tokyo

                                                  Representative Director

                                                  Ken Miyauchi

     This Agreement is entered by and between Trend Micro Incorporated (the "Seller") and SOFTBANK COMMERCE CORP. (the "Buyer" or, collectively with the Seller, the "Parties"), concerning continual sale and purchase of goods between the Parties.

1.   Scope of the Agreement

     1.1 Any matter provided herein shall be equally applicable to any and all Sale and Purchase Agreements to be executed between the Parties during the term of this Agreement pursuant to Article 5 hereof ("Individual Agreement").

     1.2 Upon execution of the Agreement, any previous agreements entered between the Parties concerning the Buyer's placement of orders for goods with the Seller ("Old Agreements"), such as "Basic Agreement on Continual Purchase and Sale of Goods", shall lose effect in their entirety.

     1.3 This Agreement shall apply to the rights and obligations relating to the Individual Agreement that have arisen between the Parties under the Old Agreement.

     1.4 Any reference made to the Old Agreement in any memorandum executed between the Parties pursuant to the Old Agreement shall mean reference to this Agreement.

2.   Definitions

     As used in this Agreement, unless otherwise provided, the following terms shall have the following meanings:

     (1) "Goods" means any software for personal computers ("PCs"), PCs, peripheral equipment for PCs or similar Goods, and supplies relating thereto, that are or will be manufactured or sold within the Territory by the Seller. Provided, however, that Goods shall include items, other than those mentioned above, as may be determined by the Parties in writing.

     (2) "Territory" means Japan and other areas as may be determined by the Parties in writing.

3.   Purpose

     The Seller shall continually sell Goods to the Buyer under the terms and conditions set forth herein, and the Buyer shall purchase and sell such Goods within the Territory.

4.   Sale Price

     4.1 The Seller shall sell Goods to the Buyer at the price set forth in a separate Memorandum to be entered into between the Parties.

     4.2 The Buyer shall determine the Good's selling prices to its customers. (including, but not limited to, Buyer's affiliated companies, and the resellers or end users the Buyer conducts business with.)

5.   Individual Contracts

     5.1 The name, quantity, place and date of delivery of Goods, and other terms necessary to effect the sale and purchase between the Parties, except those provided herein, shall be set forth in the Individual Agreement to be executed between the Parties.

     5.2 The Individual Agreement mentioned in the preceding paragraph shall take effect when the Seller expresses to the Buyer of its acceptance of the order upon Seller's receipt of the Buyer's order form (including orders by fax), or when the Seller fails to express its intention either within the same day of its receipt of Buyer's order, or by 10:00 a.m. the following day. In either case, the Seller shall notify the Buyer of the date of delivery of the Goods specified in the Individual Agreement simultaneously with the notification to accept the order. Provided, however, to the extent that the Seller has already stopped manufacturing the Goods as of the Seller's receipt of Buyer's order form, or that any one of the events set forth in Article 22 herein has occurred to the Seller, the Seller may refuse to execute the Individual Agreement. In cases where the Seller deems it difficult to accept the order for other reasons, the Seller shall immediately so notify the Buyer in writing, and the Parties shall consult with each other in good faith to discuss the possibility of changing relevant terms of agreement.

6.   Inspection of Delivery

     6.1 The Seller shall deliver the Goods and the statement of delivery, prepared in a form specified by the Buyer, to the Buyer by bringing or sending the foregoing to the warehouse or other place as specified by the Buyer. The Buyer shall promptly inspect the Goods after receiving the delivery thereof. Goods are deemed to have been received upon passing such inspection. The Seller shall, at its own expense and on its own responsibility and within the time period specified by the Buyer, take back the Goods which have failed to pass the above inspection and the quantity which has exceeded the amount stipulated in the Individual Agreement, and if necessary, replace rejected Goods.

     6.2 When the Seller fails to take back the rejected Goods or the quantity which has exceeded the amount specified in the Individual Agreement

          ("Excess Delivery") within the time period set forth in the preceding paragraph, the Buyer may send back the foregoing to the Seller at the Seller's expense.

     6.3 The Buyer shall keep the rejected Goods or Excess Delivery in its custody with the same care as it uses to its own property, and in cases where the rejected Goods or Excess Delivery was damaged due to causes not attributable to the Buyer, the Seller shall bear such damage.

7.   Delayed Delivery

     7.1 When it is deemed impossible to deliver the Goods by the delivery date specified in the Individual Agreement due to causes attributable to the Seller, the Seller shall promptly inform the Buyer of, including causes thereof, in writing and seek instructions from the Buyer.

     7.2 Where it is impossible to deliver the Goods by the date specified in the Individual Agreement due to causes attributable to the Seller, the Buyer shall have the right to claim damages for delayed delivery at the rate of [*]. Notwithstanding the payment of the foregoing damages, the Seller shall not be released from the liability set forth in
          Article 23 herein.

     7.3 Where the delivery is delayed for causes not attributable to the Buyer, the Buyer may terminate the Individual Agreement with respect to such Goods.

8.   Transfer of Title

     8.1 The title of Goods shall be transferred upon completion of the inspection set forth in Article 6 herein.

     8.2 Where the Goods are software products, the title to the media of the software alone shall transfer as set forth in the preceding paragraph, and the right to use the software and other rights shall be directly licensed to end users by the licensor ("Original Licensor") pursuant to the license or other agreement entered into between the Buyer or the Original Licensor.

9.   Risk of Loss

     The Seller shall be liable for any loss, impairment or other damage which occurred in the Goods prior to completion of inspection, except where causes of such loss, impairment or other damage are attributable to the Buyer. The Buyer shall be liable for any loss, impairment or other damage which occurred in the Goods after completion of inspection, except where causes of such loss, impairment or other damage are attributable to the Seller.

* Confidential Treatment Requested

10.  Payment Terms

     10.1 The Buyer shall pay to the Seller the price for the Goods passing the inspection, which have been received by the fifteenth day of each month (hereinafter the "Amount Due"), by remitting the said amount to a bank account designated by the Seller no later than the end of the second month following each Closing Date. The remittance fee shall be borne by the Seller. Provided, however, the Buyer can setoff the payment of the Amount Due against the amount received by the Seller for the Goods returned to the Seller by the Buyer ("Amount to be Returned"), if there is such Amount to be Returned as of the fifteenth day of the said month. In cases where the Amount to be returned exceeds the Amount Due, the Seller shall pay the difference into the bank account designated by the Buyer no later than the end of the second month from thereof.

     10.2 In cases where the fractions of one yen arise in relation to the computation of the consumption tax, the said fractions shall be discarded.

     10.3 The Seller shall promptly confirm the sum of the Amount paid, and if any discrepancies in the sum are found (if there has been a miscalculation), the Seller shall promptly contact the Buyer, and the Parties shall quickly resolve the matter through discussion. Where no protest has been lodged within 6 months of the Seller's receipt of the Amount, the Seller shall no longer be able to claim a miscalculation.

11.  Promise of Setoff

     If the Seller is under any monetary obligations to the Buyer, the Buyer can at any time offset such obligations against the Buyer's monetary obligations to the Seller under this Agreement to the extent of the corresponding amount to his obligations.

12.  Return of Goods

     Matters relating to return of Goods shall be set forth in the Memorandum to be executed between the Parties.

13.  Rebates

     Matters relating to rebates on Goods shall be set forth in the Memorandum to be executed between the Parties.

14.  Warranty of Quality and Function

     14.1 The Seller warrants that the Goods have no defects in their quality and function.

     14.2 In cases where the Buyer, its customer, or other third party has suffered damage due to defective Goods or where the Buyer has received claims or complaints relating to the Goods from its customers, the Seller shall, at its own expense and responsibility, resolve the issue by replacing such defective Goods, payment of damages or other appropriate measures within one year from the receipt of the Goods, and hold the Buy harmless, provided, however, that the Seller shall keep the Buyer advised of the status of resolution and act under instructions, if any, from the Buyer.

     14.3 In the event the Buyer or its customer is forced to pay damages to any third party based on the claims or complaints mentioned in 14.2 above, the Seller shall indemnify such Buyer or its customer, as applicable, against any and all damages and costs arising out of or incurred in contesting to any claim relating to such disputes. (including litigation costs, attorney's fees and other professional fees)

     14.4 The Seller shall bear all expenses for shipment, processing of returns and such other costs as the Buyer incurs in connection with the Buyer's recall or replacement of Goods attributable to a fault in the Goods.

     14.5 Even after the lapse of one year from the receipt of Goods, upon detection of latent defects arising from the willfulness or gross negligence of the Seller, the Seller shall be liable for the obligations set forth in 14.2, 14.3 and 14.3 hereof.

15.  Product Liability

     15.1 The Seller warrants that the Goods contain no defects under Article 2 paragraph 2 of the Product Liability Law. ("Defects")

     15.2 The Buyer shall notify the Seller of any dispute resulting from Defects arising between the Buyer or its customer and other third party, and the Seller shall, at its own expense, provide cooperation and support as necessary for the Buyer or its customer to resolve thereof.

     15.3 In the event the Buyer or its customer has been forced to indemnify any third party for damages arising out of the Defects of Goods as set forth in the preceding paragraph, the Seller shall indemnify such Buyer or its customer, as applicable, against any and all damages and costs arising out of or incurred in contesting to any claim relating to such disputes. (including litigation costs, attorney's fees and other professional fees)

     15.4 The Seller shall bear all expenses for shipment, processing of returns and such other costs as the Buyer incurs in connection with the Buyer's recall or replacement of Goods attributable to a defect in the Goods.

16.  Warranty of Copyrights, etc.

     16.1 The Seller warrants that the Goods do not infringe upon industrial property rights, (including the rights based on the publication of unexamined applications), copyright, circuit layout right, and other intellectual property right of a third party (collectively, the "Intellectual Property Rights") in Japan or any other country.

     16.2 In the event any infringement claims of an Intellectual Property Right has occurred or is threatened to occur relating to the Goods of the Seller, the Seller shall promptly inform the Buyer thereof.

     16.3 In the event any infringement claims of an Intellectual Property Right has occurred or is threatened to occur to the Buyer or its customer relating to the Goods of the Seller, the Seller shall, at its own cost and responsibility, resolve such issues. Furthermore, in the event the Buyer or its customer has been forced to indemnify the third party for damages arising out of the Defects of Goods, the Seller shall indemnify such Buyer or its customer, as applicable, against any and all damages and costs arising out of or incurred in contesting to any claim relating to such disputes. (including litigation costs, attorney's fees and other professional fees).

     16.4 The Seller shall bear all expenses for shipment, processing of returns and such other costs as the Buyer incurs in connection with the Buyer's recall or replacement of Goods resulting from the fact that the Seller's Goods infringed Intellectual Property Right of a third party.

17.  Sales Support

     17.1 The Seller shall, at its own expense, prepare and provide products for the Buyer for demonstration merchandise, product manuals, and catalogues and such other items as necessary for marketing activities relating to the Goods.

     17.2 Upon the Buyer's request, the Seller shall, at its own expense, provide technical support services necessary for the Buyer's timely distribution of the Goods to the Buyer or such other third party as may be designated by the Buyer.

     17.3 The Seller shall permit the Buyer and its customers to use the trademarks of the Buyer and the Goods only in promotional materials such as advertisements, materials, and catalogs prepared by the Buyer and its customers relating to sales activities for the Goods. Provided, however, upon the Seller's request, the Buyer shall affix an appropriate proprietary notice indicating the Seller's rightful ownership over such trademarks.

18.  New Products and Upgrades

     18.1 When the Seller plans to sell a new product or an upgrade to the Goods sold, the Seller shall promptly notify the Buyer thereof or introduce such products to the Buyer in advance.

     18.2 In the case of the preceding paragraph, unless otherwise agreed upon between the Parties, the Buyer may return at any time the entire inventory of old Goods held by the Buyer and its customers. The expenses incurred by the Buyer in connection with the return of Goods including transportation expenses shall be borne by the Seller.

19.  Observance of Statutes, Standards, etc.

     19.1 The Seller's performance of the Agreement and Individual Agreements shall be in compliance with applicable laws, rules and standards of Japan and other countries. The Seller shall also abide by the Foreign Exchange and Foreign Trade Control Law, Export Trade Control Order, and order and ministerial ordinances concerning foreign exchange control (collectively, the "Foreign Exchange Control Laws"), and export trade control laws and regulations of the United States and other countries. (collectively, the "U.S. Export Trade Control Law")

     19.2 In cases where the Buyer requests the Seller to submit a report or materials in relation to the preceding paragraph, the Seller shall promptly comply with this request.

     19.3 The Seller shall have following obligations relating to the U.S. Export Trade Control Law:

     (1) In cases where relevant regulations or conditions exist in the U.S. Export Trade Control Law in regard to the Goods for which a quotation has been requested by the Seller or on which an Individual Agreement is to be executed by the Parties, the Seller shall so indicate in the quotation or the written acknowledgement of order, as applicable;

     (2) When the Buyer specifies the destination country of export (re-export) pursuant to (1) above and there is an agreement between the Parties that such destination country of export (re-export) is included in the Territory pursuant to Article 2(2) herein, the Seller shall confirm whether such destination country of export (re-export) is a destination of export (re-export) approved under the U.S. Export Trade Control Law, and promptly report thereof to the Buyer. If such destination country of export (re-export) is not an approved destination country and the Buyer requests the Seller to obtain the approval of the government organizations of the countries concerned, the Seller shall accept such request and promptly obtain such approval; and

     (3) Notwithstanding the above, in the event that it is found after the Individual Agreement is executed by the Parties that applicable regulations or conditions exist, or that such destination country is not an approved destination country of export (re-export), the Seller shall promptly notify the Buyer in writing thereof.

20.  Confidentiality

     20.1 Neither Party shall, without a prior written consent of the other party, disclose or leak to a third party any part of this Agreement (including Memorandum or Appendixes) or information disclosed by the other party in connection with this Agreement. Furthermore, neither party shall use such information unless it is necessary in order to perform its obligations hereunder or to exercise its rights hereunder. Regardless of the foregoing, either Parties may disclose such information for justifiable reasons including in compliance with an order issued by governmental authorities, provided that the disclosing party shall promptly notify the other party thereof prior to such disclosure.

     20.2 The provisions set forth in 20.1 above shall not apply to any information:

     (1)  that was already in the public domain at the time of disclosure;

     (2) that becomes publicly known after it is disclosed through no fault of the receiving party;

     (3) that has been rightfully in the possession of the receiving party prior to the disclosure;

     (4) that was legally disclosed by a third party to the receiving party free of duty of confidentiality; or

     (5) that was independently developed by the receiving party without using or making reference to the confidential information of the disclosing party.

     (6)  that was indicated not to be confidential by the disclosing party.

21.  Term of Agreement

     21.1 This Agreement shall become effective as of the date of execution and, unless cancelled or terminated in accordance with the provisions herein, remain in force until March 31, 2000. The term of this Agreement shall automatically renew for one year term unless one party delivers written notice to the other party no later than one month prior to the end of the current term of its intent not to renew this Agreement, and the same shall apply thereafter.

     21.2 Without regard to the provisions set forth in the preceding paragraph, the Agreement shall become null and void upon its date of expiration if no dealings are made between the Parties pursuant to the Agreement during the term stipulated in the preceding paragraph.

22.  Termination Without Cause

     If any of the following events occurs to the Seller, the Buyer may immediately terminate this Agreement in whole or in part, without issuing a warning or tender of performance of its obligation. Furthermore, the Buyer may claim damages against the Seller upon such termination:

     (1)  breach by the Seller of any of the terms set forth herein;

     (2) suspension of payment of debts or filing of petition for bankruptcy, commencement of composition of creditors, corporate reorganization proceedings, company arrangement or special liquidation of the Seller;

     (3) an action by the Clearing House for suspension of the Seller's business transactions with financial institutions;

     (4) issuance of an order or notice of attachment, temporary attachment, disposition, public auction of the Sellers property, or sanction against the Seller for tax arrearage or other act of public power;

     (5) a resolution of the Seller for the reduction of capital, discontinuance of business, dissolution or change of organization;

     (6)  the Seller's failure to perform any of its obligations to the Buyer;

     (7)  the Seller's material breach of trust; or

     (8) the Seller's financial condition has become deteriorated or is reasonably believed to deteriorate.

23.  Damages

     23.1 Either party shall be liable for any damage suffered by the other party due to causes attributable to itself, regardless of whether such damages could occur under ordinary circumstances or special circumstances, to the extent that such damage was foreseen or foreseeable at the time of performance of its obligations hereunder.

     23.2 The damages set forth 23.1 above shall include all expenses incurred in seeking the other party's performance of its obligations hereunder, as well as reasonable attorney's fees relating to court proceedings including litigation.

24.  Effect of Termination

     24.1 Upon termination of this Agreement by cancellation or expiration of the term or for any other cause, any of the Individual Agreements which are current as of the time of such termination shall also terminate unless otherwise agreed between the Parties.

     24.2 Termination of this Agreement, whether by cancellation or expiration of the term or for any other cause, shall not accelerate the performance of the Buyer's obligation to the Seller.

     24.3 In the event this Agreement is terminated, the Buyer may, at its own discretion, dispose such Goods of the Seller as may be held in custody of the Buyer pursuant to Article 6 herein and apportion the proceeds therefrom less the disposal expenses to the satisfaction of the Seller's obligations, if any.

     24.4 In the event that this Agreement is terminated, the Buyer shall be entitled to return all the Goods in its inventory to the Seller. The same shall apply to the Goods returned to the Buyer by its customers within one year from the date of termination or expiration of this Agreement.

     24.5 In the event of return of the Goods pursuant to 24.4 above, the Seller shall return the price of the Goods already paid by the Buyer, by remitting to a bank account specified by the Buyer no later than the fifth day of the following month the amount for the Goods returned by the end of the month.

     24.6 Notwithstanding the termination of this Agreement by cancellation or expiration of the term or for any other cause, the provisions of
          Article 11 (Promise of Setoff), Article 14 (Warranty of Quality and Function), Article 15 (Product Liability), Article 16 (Warranty of Copyrights, etc.), Article 19 (Observance of Statutes, Standards, etc.), Article 20 (Confidentiality), Article 24 (Effect of Termination), and Article 27 (Jurisdiction) shall remain in full force and effect.

25.  No Assignment

     The Seller shall not assign, or pledge as collateral, any of the rights or obligations hereunder to any third party without the written consent of the Buyer.

26.  Notification

     The Seller shall notify the Buyer in writing of any of the following:

     (1) any change of its bank account for remittance and the name of the holder thereof;

     (2) establishment, relocation or closure of its head office or branch office;

     (3)  change of its representative directors; or

     (4)  material change in its business or likeliness of such material change.

27.  Jurisdiction

     In the event any dispute arises between the Parties relating to the Agreement or Individual Agreement, the District Court or the Summary Court having jurisdiction over the area in which the head office of the Buyer is located shall have exclusive jurisdiction as the court of first instance.

28.  Amendment

     This Agreement may be amended only by a written agreement signed and sealed by the representative officer of the Parties. If there is any discrepancy between the provisions of the Agreement and the Individual Agreement, such provision shall be null and void.

29.  Mutual Consultation

     If any doubts arise in connection with this Agreement, the Parties shall consult with each other in good faith to resolve such issue.



     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate, affixing their names and seals thereto and each party retaining one copy.

                                 Confirmation


Trend Micro Incorporated ('Seller') and SOFTBANK COMMERCE CORP. ('Buyer') enter into this written Confirmation (hereinafter, the 'Confirmation'), pursuant to the Basic Agreement on Continual Sale and Purchase of Goods (hereinafter, the 'Original Agreement') entered into as of October 1, 1999 between Seller and Purchaser.

     Article 1.  (Ratio of Retail Price to Purchase Price)

     Unless otherwise agreed in writing by the Parties, the ratio of the Retail Price to the Purchase Price provided in Article 4.1 of the Basic Agreement shall be as set forth below.

     The ratio of the Retail Price to the Purchase Price of the Goods of the Seller shall be determined with respect to each item of the Goods upon mutual consultation between the Parties.

     Article 2.  Return of the Goods

     Unless otherwise agreed in writing by the Parties, Return of the Goods provided in Article 12 of the Basic Agreement shall be as set forth below.

     Each party shall, when necessary, consult with each other to agree on return of the Goods purchased by the Buyer from the Seller. The Buyer may, in accordance with such agreement, return such Goods as it purchased from the Seller. No later than the end of the [*] after the month in which such return of Goods occurred, the Seller shall make a cash payment into the bank account designated by the Buyer in the amount the Seller has received from the Buyer in connection the Goods subsequently returned by the Buyer to the Seller by the fifteenth day of the month thereof. This section does not apply to certain Goods concerning which return the Basic Agreement states otherwise.

     Article 3.  Rebates

     Unless otherwise agreed in writing by the Parties, rebates on the Goods as provided in Article 13 of the Basic Agreement shall be as set forth below.

          (1) The Seller shall pay rebates in accordance with the terms provided in this Article 3 (1) herein. Rebates shall be [*], less returns. ("Net Purchase Price")

          (2) The Seller shall pay to the Buyer the rebate calculated in accordance with Article 3(1) above. Rebate payments shall be effected, and shall be deducted from the Buyer's payments to the Seller due in the following month such rebate is calculated. Where the amount of rebates exceed the Buyer's payments to the Seller, the Seller shall pay the difference into the bank account designated by the Buyer no later than the date specified by the Buyer.

*Confidential Treatment Requested

     Article 4.  Term

          The Memorandum shall become effective on the date as written below and remain effective until the termination of the Basic Agreement.

Dated: October 1, 1999

Seller:
Trend Micro Incorporated

10th Floor Odakyu Southern Tower 2 - 2 - 1 Yoyogi, Shibuya-ku, Tokyo

Chang Ming Jang
Representative Director


Buyer
SOFTBANK COMMERCE CORP.

24-1 Nihonbashi-Hakozaki-cho
Chuo-ku, Tokyo

Ken Miyauchi
Representative Director

                         MEMORANDUM CONCERNING SALES
                                PROMOTIONS FEES

SOFTBANK COMMERCE CORP. ("Softbank") and Trend Micro Kabushiki Kaisha ("Trend Micro") shall manage Sales Promotion Fees for the year 2000 as follows.

Article 1.  Purpose of Memorandum

     Trend Micro shall pay Softbank the Sales Promotion Fees defined in Article 3 as compensation for business support activities.

Article 2.  Term

     This memorandum shall be valid for 1 year from January 2000.

Article 3.  Stock Target

     The value of the yearly Stock Purchase Target for Trend Micro's products shall be [*] yen.

     1 The [*] breakdown of the yearly Stock Purchase Target shall be as per below:

[*]

     2    Products

     The Products included shall be licenses and packages for InterScan VirusWall, InterScan eManager, InterScan for MS-Exchange, InterScan for LotusNotes, Trend VCS, ServerProtect and VirusBuster Corporate Edition.

Article 4.  Method for calculating Sales Promotion Fees.

     Upon attainment of the Stock Purchase Targets defined in Section 3 - 1 [*], the Sales Promotion Fees shall be calculated per below. However, in the event the [*] Stock Purchase Target has not been attained, the Stock Purchase Target shall be reviewed on a [*] basis, and upon attainment of the [*] Stock Purchase Target, the corresponding Sales Promotion Fees shall be paid.

            1 [*]% attainment: Sales Promotion Fees shall be [*]% of the total value of purchase.

            2 [*]% attainment: Sales Promotion Fees shall be [*]% of the total value of purchase.


* Confidential Treatment Requested

Article 5.  Payment

            3  Payment shall be made from the Sales Promotion Fees calculated in
       Article 4 for business support activities described in the attachment to be determined by mutual consultation between both parties.

            4 Payment shall be made upon Trend Micro receiving an invoice from Softbank. The payment terms of Trend Micro shall as a rule be by the 20/th/ day of the [*] after receipt of the invoice.

            5 Payment by Trend Micro shall be made to the payment account specified in the Softbank invoice.

Article 6.  Penalties

     In the event that any of the Products included in the calculations made for the Sales Promotions Fees are returned within a year of sale, Trend Micro shall deduct the value of the returned Product from the vale of total value of purchase, and the Sales Promotion Fees shall be recalculated. In the event a discrepancy arises in the amount payable to Trend Micro, Softbank shall be requested to repay the difference or change the amount of payment. However, replacements shall not be considered returned Product for the purposes of this Memorandum.

Article 7.  Obligations of Softbank

     To facilitate the calculation of costs incurred, Softbank shall be obliged to submit monthly Product inventories and sales reports, in response to a monthly request from Trend Micro.

Article 8.  Cancellation and Termination

     1    In the event that any of the following occurs on the part of either party, the other party may immediately terminate this Memorandum without notice.

i) When payments have been halted, or when petitioning for bankruptcy, or commencement of composition of creditors or procedures for corporate rearrangement, corporate reorganization, or special liquidation.

ii)  When a suspension has been effected by a clearing house.

iii) In the event of some other material breach of faith which will preclude the Memorandum being continued.

     2    Softbank or Trend Micro may terminate this Memorandum, when the other party fails to fulfill any of its obligations under this Memorandum, and further fails to correct the same within a reasonable period after preemptory notice from the other party

* Confidential Treatment Requested

Article 9.  Consultation

     In the event there is doubt concerning the interpretation of this Memorandum, Softbank and Trend Micro shall resolve the same by good-faith mutual consultation.




IN WITNESS WHEREOF, two originals hereof are created, and upon the names and seals of each of Softbank and Trend Micro, each shall retain one original hereof.

Date:

Softbank    Representative:
            Corporate name:
            Address:

Trend Micro Officer in charge:    Shingo Koya, General Manager
                                  Business Partners Department
                                  Sales and Marketing Headquarters
            Corporate name:       Trend Micro Kabushiki Kaisha
            Address:              Odakyu Southern Tower, 10F
                                  2-2-1 Yoyogi, Shibuya-ku, Tokyo-to.

(Attachment)

Description of Business Support

                                                               February 22, 2000

--------------------------------------------------------------------------------------------------
Preparation of Sales Promotion product       Materials such as catalogues etc. (with joint logo)
--------------------------------------------------------------------------------------------------
   Acquisition of Certification                                       TCAE/TCSE
--------------------------------------------------------------------------------------------------
           Campaign                                    Directed at Softbank employees and sales
                                                      agents with the purpose of sales promotion
--------------------------------------------------------------------------------------------------
           Seminar                                       Includes introduction to Trend Micro
                                                         products; Purpose - to expand sales
--------------------------------------------------------------------------------------------------
                                       Matters to note

Business support activities other to those described above shall be determined through mutual consultation by both parties
--------------------------------------------------------------------------------------------------
     (attached materials)                                                none
--------------------------------------------------------------------------------------------------

Trend Micro Kabushiki Kaisha.

                   MEMORANDUM CONCERNING AGREEMENT TRANSFER

          Trend Micro Incorporated ("Trend Micro") and SOFTBANK E-COMMERCE Corp. (formerly Softbank Commerce; hereinafter "SOFTBANK E-COMMERCE") hereby agree to the following concerning the transfer of the agreement to be conducted pursuant to the transfer of business of Softbank eCommerce scheduled to take place on April 1, 2000.

Article 1.  Transfer of Agreement

1. Softbank eCommerce shall, by a resolution of an Extraordinary General Meeting of Shareholders convened on December 24, 1999 ("Extraordinary General Meeting"), transfer the Soft Network businesses to the Transferee designated in the same resolution, SOFTBANK COMMERCE Corp. (to be established in March 2000; hereinafter "the Transferee"), and shall transfer to the Transferee the status of the parties to, and the rights and obligations under any transaction agreements entered into between the two parties which have been executed by and are still valid on the Effective Date stipulated in Article 3 ("the Agreements").

2. Trend Micro shall consent to the agreement transfer ("Agreement Transfer") described in the preceding paragraph.

Article 2.  Agreement by the Transferee

          Immediately after the Transferee has been duly incorporated, SOFTBANK E-COMMERCE shall cause the Transferee to furnish Trend Micro and SOFTBANK E-COMMERCE with documentation stating its consent to, in accordance with the contents of this Memorandum, accept the Agreements and all rights and obligations thereunder, and accord SOFTBANK E-COMMERCE with the rights to receive as settlement agent in accordance with Article 5.

Article 3.  Effective Date

          The Agreement Transfer shall become effective upon the following two provisions being satisfied (scheduled to be April 1, 2000; hereinafter "the Effective Date").

1. The submission of written consent as described in the preceding article from the Transferee.

2. The transfer of the business operations by SOFTBANK E-COMMERCE to the Transferee following the necessary license and permission being obtained from the relevant authorities pursuant to a resolution of the Extraordinary General Meeting.

Article 4.  Effect of Transfer

     The status of the parties to the Agreements, all rights and duties thereunder (including all mortgages, guarantor rights, rights to claim compensation and the like) as well as obligations arising therefrom shall pass from SOFTBANK E-COMMERCE to the Transferee in their entirety.

          Provided however, SOFTBANK E-COMMERCE shall remain liable to jointly and severally perform with the Transferee any of the following obligations with regard to Trend Micro:

1. All obligations under Individual Agreements concluded between Trend Micro and SOFTBANK E-COMMERCE prior to the Agreement Transfer pursuant to Master Agreements included in the Agreements;

2. Obligations where either of the following had been determined prior to the Agreement Transfer.

     i.   Amount of obligation;

     ii.  Type and quantity of goods;

3. Damages arising from default on the agreements on the part of SOFTBANK E-COMMERCE prior to the Agreement Transfer;

4. Obligations agreed to by both parties separately in writing other to those specified in the preceding paragraphs.

Article 5.  Acquisition of Rights to Receive as Settlement Agent

          SOFTBANK E-COMMERCE shall be accorded by the Transferee the rights to act as agent with regard to receipt of settlements for all claims transferred to the Transferee from SOFTBANK E-COMMERCE pursuant this Memorandum, and therefore, after the Effective Date Trend Micro may make settlements with either SOFTBANK E-COMMERCE or the Transferee.

Article 6.  Mutual Consultation

          If any doubts arise in connection with matters not defined in this Memorandum, the parties shall resolve such by good faith mutual consultation.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate, and each party shall retain one copy hereof.


March 31, 2000


                         Trend Micro Incorporated
------------------
 Revenue stamp           Representative Director
 (Yen)200                Chang Ming Jang
------------------

                         Odakyu Southern Tower 10F
                         2-2-1 Yoyogi
                         Shibuya-ku, Tokyo 151-8583 [seal]



                         SOFTBANK E-COMMERCE CORP.
                         Representative Director
                         Ken Miyauchi

                         24-1 Nihonbashi-Hakozaki-cho
                         Chuo-ku, Tokyo [seal]